Exhibit 99.1

138366134738

FY 2016 Year-End Call

March 16, 2017

C: Glenn Wiener; School Specialty, Inc; IR

C: Joseph Yorio; School Specialty, Inc; President and CEO

C: Ryan Bohr; School Specialty, Inc; VP and CFO

+++ presentation

Operator^ Welcome to School Specialty's Fiscal Year 2016 Year-End Conference Call.

(Operator Instructions)

I'd now like to introduce your host for today's conference, Mr. Glenn Wiener, Investor Relations.

Glenn Wiener^ Welcome to School Specialty's Fiscal Year 2016 Results Conference Call.

Our call today is being webcast from our Web Site, www.schoolspecialty.com and can be accessed in the Investor Relations section of the site. We also have a replay available for those who are unable to join us this morning. We filed our form 10-K, issued our Fiscal Year 2016 press release and posted the corresponding investor presentation on our Web Site yesterday before the market opened. All documents can be found in the IR section of the site, and I'd be more than happy to forward those to you if needed.

Joining us this morning are Joseph Yorio, School Specialty's President and CEO and Ryan Bohr, the Company's Executive Vice President and Chief Financial Officer. Kevin Baehler, our Chief Accounting Officer is also with us and will be available for questions following our prepared remarks.

Before I turn the call over to management, I'd like to remind everyone that except for historical information contained herein, statements made on today's call and the webcast about School Specialty's future financial condition, results of operations, expectations, plans or prospects constitute forward looking statement. Forward looking statements also included those preceded or followed by the words anticipates, believes, could, estimates, expects, intends, may, plans, projects, should, targets and/or similar expressions.

These forward looking statements are based on School Specialty's current estimates and assumptions, and as such, involve uncertainty and risk. Forward looking statements are not guarantees of future performance and actual results may differ materially from those contemplated by the forward looking statements, because of a number of factors, including those described in the Company's form 10-K.

Any forward looking statements on today's call and webcast speaks only as of the date of which it is made. Except to the extent required under the federal securities law, School Specialty does not intend to update or review the forward looking statements.

I'd like to thank you all for your continued support. We've got a lot to discuss today.

And at this time, I'd like to turn the call over to Joe.

Joseph Yorio^ I trust by now, you've all seen our results, which were issued yesterday and had time to review the investor presentation we posted online. We provide a lot of financial information, similar to our past quarters, and as you saw from the results, we delivered. I'll talk briefly about fiscal 2016 and highlight our strategy moving into this year and then Ryan will provide more of the color around our financial performance and outlook.

Revenues of $656 million were up 3% and ahead of our guidance, given heavier volume in the fourth quarter. If you look back at the rate of topline declines and where we were prior to 2015, what we achieved is truly exceptional, especially when considering the industry as a whole has been flat to down, based on extensive feedback we've received from customers and suppliers. We're winning business and taking share from the competition.

And we achieved balanced growth which is what we set out to do. This is the second year in a row now, we've delivered year over year growth, and we fully expect to achieve this in fiscal 2017 as well.

Gross margins of 36.6% were also slightly a higher – slightly above prior year and in line with our expectation. We continued to drive down our SG&A expense, which went down 1.1% year over year, excluding the decline in DNA and excluding restructuring cost. We fell a little short of our guidance, but this was due more so to overachieving on our revenue guidance and higher IT related costs as we moved some of the transformational projects into Q4 that we were planning for early this year.

The key takeaway is that we delivered $51.1 million in adjusted EBITDA, a 6.1 year over year improvement and ahead of our guidance. And we delivered strong free cash flow and strengthened our balance sheet, but a very strong year. I'm extremely proud of our SSI team.

We had our North American meeting here in the first quarter, and we wish you all could have seen the difference in our culture and morale. There was so much excitement building in terms of our turnaround, our performance last year and more so around our strategy long term. We have many opportunities ahead of us to drive growth within our core business and expand into new markets.

We also have several areas where we expect to lower fixed expenses through our process excellence and lead six sigma initiatives, some of which will fall to the bottom line and other areas where we're going to invest and continue to invest in our future growth.

We're really taking a long term approach to win sustainable market share, putting in place the right people, resources and strategy. So, let me expand upon that.

The three themes, in terms of how we're running our business center around process excellence, team selling, and 21st century safe school. So, what do I mean by process excellence? Well, as a former operations guy, from my days at Unisource Corporate Express and DHL, I can tell you that this is critical to any successful business, that it's not just about driving efficiencies and productivity and manufacturing and distribution facilities, process excellence is about focusing on what matters most to customers in the developing processes and the team to drive sustainable improvement. It's across all areas of the business and is driven by lean six sigma principles and led by a group of certified black belts and green belts.

We want to be the best at execution, so we must stay ahead of our competition and deliver consistent value for our customers. In the third quarter, we launched our lean six sigma process excellence program Company wide. We're training employees to become black belts and green belts. We're revamping our processes to drive efficiencies, increase productivity and remove waste. We're investing in our fulfillment centers and in our IT systems, and we're constantly looking for ways to operate better.

We estimate that we've saved over $1.5 million since the initiative – since the initiative rolled out, and over the next three to four years we believe there's well over an incremental $10 million in improvement value that will be generated.

Team selling, this is the heart of our optimism over the next several years. Our assortment, both proprietary and third party brands is second to no one in the industry. Even during the down years, there was a reason our customers stayed with us, the breadth and depth of our product offering and our people.

Well with the improvements we've made over the past two to three years, we've seen an uptick in customer ordering and gaining wallet share, and we're penetrating new accounts. But the past model somewhat limited us as there were too many people building specific product lines or offerings in services and support.

In November, we unveiled internally, our new team selling coverage model, and it is very different from past years. The new model is all about the team, or as we call it the pride, as in a pride of lions. Territory sales managers, inside sales reps, category managers, subject matter experts are all working in unity and supported by bid specialists, customer care and marketing, working as a collaborative pride and not worried about who gets credit. They all get credit.

We instituted this model and aligned our selling resources by territories in order to better promote our complete offering, upsell and cross sell, and provide better support to our customers. Everything we're doing is built around the customer and identifying their needs and then giving them solutions, not just supplies, furniture, curriculum products or our services, we're promoting our full assortment, while maintaining category expertise across everything we do. And at the center of this is our new CRM system, which is being utilized Company wide.

So, why is team selling so important? When in the past, we were aligned by territories and reps were selling what they wanted to sell or what they knew, they weren’t selling our entire offering. There were far too many steps and people involved to address customer inquiries, lead generation handoffs were sparse. That’s no longer the case.

We now have the prides focused on territories and specific accounts and the collaboration among all these functional areas is leading to better client service and more long term growth opportunities. And it's increasing the category penetration, namely in our Art Education, Early Childhood, Physical Education, Science, Reading, Furniture, Special Needs, Safety and Security, Ed Tech and all of our categories we focused on. This is now made much easier.

I'm confident that due to the change in model, we will continue to grow the topline and increase our wallet share vis a vis the competition.

Lastly, the 21st century safe school, our launch of SSI Guardian over a year ago, opened up new markets to us. It was a complete new offering for the Company, and it established our presence as a subject matter expert in safety and security. Selling evidence based curriculum and working with schools, universities, hospitals, hotels, manufacturing facilities and educating them on crisis preparedness and what to do in the event of an active shooter was the starting point.

But what this did was open up a new channel to sell safety and security products. We've re-evaluated our entire offering, had a new innovative product line and initiated specific marketing activities. And we're seeing a nice uptick in year over year sales as a result.

This will continue to be a strategy of ours throughout the next several years, however we're doing more, so let me expand upon that. So, we do a lot of business, as you've all seen over the last several years in furniture, both transactional sales as well as through our projects by design. With PBD, we in essence, become an integrated solutions provider, working with a school within districts to identify product needs for furniture and how to best structure their environment.

Over the past year, we started working more with architectural and design firms, with the added value of a comprehensive safety and security offering, we have shifted our approach in how we can now work with customers to address their furniture needs, supplies and curriculum and quite frankly, any specialized category product, as well as their infrastructure needs to enhance security and student safety. This is where safe school comes into play.

PBD opens up a channel to sell safety and security products, but also our complete assortment as a comprehensive systems sell. This is exactly what we did in working with the College Football Playoff Foundation to provide 10 complete classroom makeovers and the Guardian Security training.

Safety and security found the opportunity, brought in PBD and then our other category specialists and the results were phenomenal. I suggest you go to our web page or social media sites to check out the videos. We're expecting this to have a modest impact on fiscal 2017 performance, but a much greater impact in the years to come.

So, those are the three areas we're focusing on in aligning to drive our business performance, customer satisfaction and growth. There's a lot of other activities going on as well, many of which are outlined in our investor presentation, so I won't rehash them, but can certainly address any questions during our Q&A.

In summary, we've now delivered significant bottom line and cash flow improvements for the past two years, while growing the topline without acquisition, which most of our competitors have not been able to do. We have a very strong foundation in place to continue down this path, and looking forward to another successful year at SSI.

I'm going to now turn the call over to Ryan, and he'll provide much more insight into the financial results.

Ryan Bohr^ As you've heard us mention, achieving balanced growth is a core objective. While our overall growth rate in 2016 of 3% was impr4oved from the 2.4% achieved in calendar 2015, importantly 91% of sales was generated within product categories that showed overall growth, compared to just 38% in 2015. We see this as an important indicator of the overall health of our revenues.

Within the Supplies category, we grew products in the 10 primary departments subcategory. In 2016, while the entire category was up 2.1%, 8 out of 10 departments showed year over year increases, including each of the four largest departments, art, paper, office supplies and writing instruments, which collectively represent approximately 78% of the Supplies category. We believe our improvements are not tied to a singular product, customer or market factor, rather the combined impact of more effective merchandising, marketing and sales.

As you can discern from the previous comments and presentations, what we currently categorize as Instructional Solutions includes early learning, special needs and other, which is largely non-proprietary teacher and student instructional resources. Each category represents approximately a third of the total. There have been considerable efforts placed on early learning and special needs, and we are seeing the results. In 2016, bookings were up 11.3% and 25.1% in early learning and special needs, respectively.

Unfortunately, the balance of the category was down 13.4%, depressing instructional solutions results overall. To address this, we are capping merchandising, marketing and selling synergies between this product set and our reading product category and integrating the activities of what will become a more broadly defined instruction and intervention product set. We are confident these efforts will result in both areas growing, which collectively, represent a $37 million product offering.

Furniture continues to perform well, and with 7.9% overall growth, we believe we are winning share in the market. Within furniture, the portion related to specific new construction or refurbishment projects managed by our project by design team, was actually relatively flat in 2016 after growing north of 40% in 2015. However, our open orders relating to these types of projects was up 28%, heading into 2017. Our pipeline is strong, and we expect solid growth in the coming year.

Non-project related furniture orders were up nearly 14% in 2016. We continue to have strong growth in our two largest furniture product categories, early learning products and food and work stations. These categories are led by our proprietary brands, Classroom Select, Royal Seating and Childcraft. In two years, these proprietary furniture brands have grown a collective 36% and now represent 30% of total furniture sales.

From an industry perspective, School Construction Completed, which includes new buildings and additions retrofit in the public school system saw steady increases through 2014 after reaching a trough in 2011, when spending hit levels that had not been seen since 1997. Over the past two years, construction spending appears, including colleges and universities, to have remained relatively stable between $13 and $14 billion. This compares to an average annual spend of approximately $20 billion from 2000 to 2008.

Our takeaways from this are as follows, while the market has improved from the trough, our growth in 2015 and 2016 has been against a backdrop of relatively flat new school refurbishment spending. Considering steady enrolment growth, where current spending levels stand, compared to historical levels and a market focus on migrating classrooms and buildings to the 21st century classroom concept, we expect demand for our furniture offering will remain strong and support sustainable growth in the category.

A/V Tech and Agendas, which collectively represent 9% of revenue in 2016 have some unique challenges that we continue to address. Within Agendas, changes to the product offering, pricing and selling strategies were not implemented to a level we had intended in order to fully impact 2016, but significant changes are in place for 2017. We are taking a cautious approach to this category, and our outlook assumes a decline in 2017. However, we are optimistic that the changes underway can stabilize this product category in the face of a declining market.

We are attacking A/V Tech on three fronts, product, sales expertise and support services. The ingredients for success in this category are similar to the furniture category. As such, we are leveraging our Furniture model to develop a path forward for this category. While our near term outlook for this category is stable, we believe there is growth potential in this area as it fits nicely with the 21st century safe school strategy Joe described in detail.

Within our curriculum segment, the 2016 results continued to show the strength in our Science offering in particularly FOSS. Science has had back to back years of growth of 8.7 and 13.6% in 2016 and 2015 respectively. 2016's performance was better than our internal plan, is our success in three key state adoptions, as well as the demand for FOSS next gen in open territory states exceeded our expectations.

The launch of FOSS next gen middle school is going well and represents a strong growth opportunity in the coming years. While FOSS has been doing very well, other parts of our science offering, which represent about 30% of the category have been flat to declining. These science products are largely supplemental learning materials and supplies, not core curriculum.

Our Science category specialists focused on this part of our offering, are now part of our team sell model and they have begun to work collaboratively with, and leverage the reach of our broader selling organization. We are confident this will enable growth and re-invigorate our Fray CPO and Delta brand.

As we look to 2017, we expect Science overall revenue to decline approximately 10%. This relates specifically to the limited number of state adoptions occurring in the coming year. We expect moderate growth to resume in 2018, with a more material growth in 2019 and 2020, as adoption related activity is expected to pick up substantially.

2016 was an important year for our Reading product category for three key reasons, one, the category rebounded from a tough 2015 and posted 2.8% growth. Two, the Reading team made substantial progress on two key new product initiatives, Ispire and Wordly Wise Digital, which represent the first meaningful new product initiative in many years. The early success of these new products is very encouraging. And three, our team has established new distribution relationships with innovative third party product providers, which when married up with our distribution capabilities and market reach, can lead to exciting win/win growth opportunities.

As I mentioned earlier, we are leveraging the strength of our reading EPS team across the broader portfolio of products and resources that includes approximately a third of our instructional solutions category. Net/net, we expect our growth rate will improve in this high margin product category.

While Joe and I have touched on many elements of our growth strategy, we are equally focused on margin management, particularly as we have seen distribution – the distribution segment's gross margin decline to 33.7% in 2016 from approximately 35.1% in calendar 2014. As we have indicated, mix has been a key driver of this, particularly in 2016 as two of our higher margin categories, A/V Tech and Agendas have declined and Furniture, the lowest margin category within distribution has experienced the most growth, however elements of that mix impact warrant further color.

Note that 90% of Furniture revenue is derived from orders that ship direct from the vendor or a third party location. As such, nearly all of the related outbound transportation costs, which can approximate 11% of sales, factor into gross margin. Conversely, for the balance of the distribution segment, only about 10% of revenue ships direct from vendor, therefore the majority of outbound transportation costs, which approximately – which approximate 8% of revenue do not impact gross margin as the costs are reflected in SG&A.

Furthermore, given the high percentage of direct shipment, growth in the furniture category does not increase demand on our fulfillment centers. Direct labor alone represents approximately 3% of revenue for products that run through our fulfillment centers.

In the presentation we filed, we also referred to our continued growth in channel sales. The growth in this area represented – represented a meaningful portion of our growth in the supplies in instructional solutions categories. With channel partners, we pay rebates that result in gross margins 300 to 400 basis points below the distribution segment overall. However, channel sales has a lower cost to serve model, which more than offsets this gross margin differential. Key elements of this are, first the revenue is not derived through our catalogs. Second, it does not impact commission expense.

And third, it has a lower overall outbound transportation cost. As such, while we continue growth in this area, and it may weigh on our gross margin, it ultimately contributes to the bottom line and helps expand operating margins.

Finally, we also made reference to an increase in the percentage of distribution sales that flow through strategic agreement, such as state contracts, large district agreements and buying cooperatives. These agreements primarily encompass sales in the Supplies category, and to a lesser extent, Instructional Solutions and Furniture. The depth and breadth of our offering positions us well to be a preferred supplier in these types of settings. In addition, these relationships enable access to a broad base of potential customers.

While SSI has had such relationships for many, many years, we believe an increasing amount of purchases are being made through these vehicles as districts look to streamline purchasing processes, endeavor to manage budget dollars in a tighter, more effective and transparent manner and also cut back on general administrative staff to fund staffing increases in other instruction related areas.

In 2016, approximately 66% of the Supplies category flowed through these types of agreements. This is up from approximately 64% in 2015. These agreements generally contain higher discounts than the balance of our business. For example, the margin differential in the Supplies category can run up to approximately 310 basis points. All this being said, it is a key focus of the Company to ensure that these agreements drive growth, allow us to win share in the market and drop incremental dollars to the bottom line.

While I've touched on three factors that have, and are expected to further impact gross margin in our distribution segment in the near term, we are aggressively deploying strategies to improve gross margins by not only driving growth within specialty product categories, but also increasing sales of our proprietary brand.

As our reported year over year decrease in SG&A indicates, we continue to identify and execute cost savings opportunities to a level that more than offsets investments we are making in people, tools or activities that we believe will improve the effectiveness, scalability and growth profile of our business.

While it has had some impact to date, process excellence, as Joe described, will drive the next level of efficiency and cost reduction in our business. Process excellence factors into our plan for 2017 as we expect to further reduce overall SG&A spending despite volume increases in healthcare plus transportation rate increases, and increased investment in training, given the sales force transformation we have undergone.

With respect to our balance sheet, the comments and the presentation are fairly self explanatory. We have reduced our investment in net working capital by 4.5% in 2016, after driving an 11.6%

reduction in 2015. We believe there are further opportunities to improve inventory turn and will continue to press in that area. Good working capital management and strong free cash flow has allowed us to reduce usage of our ABL. Our average monthly ABL balance in 2016 was $30 million, compared to nearly $40 million in 2015. Lower average borrowings and a pay down of our term loan helped drive a $1.6 million or 10.3% decrease in cash interest expense.

You'll note our 2017 guidance on page 22 of the presentation and summarized in our press release. A few quick comments, when you consider the expected pullback in Science and continued pressure in Agendas, we are pursuing a fairly robust growth plan with respect to the balance of our business. That speaks to the confidence we have in the team sell model and the strength of our value proposition, as we are unable to unharness its full potential.

Lower science revenues and margin pressure in distribution related to the factors I discussed earlier, contribute to our expectation that gross margin, excluding product development amortization, will decline 110 to 140 basis points. Our efforts to improve mix by driving growth in specialty categories and increasing sales of our proprietary branded offerings is not an overnight fix, however we do see gross margin stabilizing over the long term, as we expect higher growth rates in these higher margin areas of our business.

The midpoint of our adjusted EBITDA outlook indicates an expectation that adjusted EBITDA margins will remain essentially flat year over year. As gross margins stabilize and we continue to experience operating leverage, we would expect that further growth will allow us to continue to increase EBITDA margins as we look beyond 2017.

With respect to our expected level of CAPEX and product development investment in the coming year, we would see 2017 as a peak, at approximately $19 million in total. We have a robust pipeline of projects to complete and/or execute in the next 12 to 18 months. As we do so, we are confident we will simplify our IT footprint, standardize platforms and processes and ultimately lower both ongoing operating cost and CAPEX going forward.

With that, I'd like to turn the call back to Joe for some further comments.

Joseph Yorio^ I'd like to make some comments regarding a process we recently undertook to explore strategic alternatives. In 2016 and early 2017, the Company engaged in discussions with several parties interested in acquiring the Company. We would characterize the majority of these parties as value oriented buyers. The board retained an advisor to facilitate these discussions. And the process concluded with no viable proposals as determined by the Company's board of directors, after taking into consideration a number of factors, including valuation and certainty to close.

In management's opinion, despite the marked improvement in the Company's performance over the last 24 months, three key factors contributed to this result, the decline in revenue and earnings from 2008 to 2014, including the bankruptcy necessitates longer term evidence that the Company's turnaround and top and bottom line growth trends are sustainable.

Number two, while we have achieved overall revenue growth for two straight years, multiple product categories and sub categories have had multiple years of decline. This is a key underpinning of our focus on sustainable balanced growth. And 2016 showed important progress toward this objective.

And three, the combination of the first two factors, a storied past and a relatively short history of a turnaround, a third factor emerged, which is leveraged lending market was generally challenging with respect to its appetite to support the level of price, of debt to financing stock by potential buyers to support a transaction. The board ultimately concluded that continuing to move forward with the Company's strategic plan is in the best interest of shareholders.

With that being said, the board and management recognize the importance of taking actions that will ultimately improve liquidity in the Company's stock. From a management's perspective, our team is very confident that our growth and performance improvement initiatives are sound and the team remains very committed to driving our business forward, increasing shareholder value and ultimately furthering our investors' objectives to gain liquidity for their holdings.

I'd also like to make you aware that management has been actively engaged in discussions with potential financing partners for an objective of refinancing its existing term loan, which currently has a repayment balance of approximately $122.2 million. As a result of these efforts, which yielded multiple potential options, we are in exclusive discussions with the party that has presented a financing option that will allow us to meet our core objectives of lowering our cost of capital and increasing the amount of leverage available to the Company to support our strategic plan.

We expect to make a more definitive announcement in regard to this within the next 45 days.

With that, we can now open the call up for questions.

+++ q-and-a

Operator^ (Operator Instructions)

I'm showing no questions in the queue at this time. I'd like to turn the call back to Mr. Yorio for any closing remarks.

Joseph Yorio^ We'd like to thank everyone for your support in 2015 and 2016 and look forward to your continued support in 2017. We think we have a great year ahead of us and we at least appreciate your support and guidance.

Have a great day.

Operator^ Ladies and gentlemen, thank you for your participation in today's conference. This concludes the program. You may now disconnect.